UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Donnelley Financial Solutions, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

DFIN C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters!Donnelley Financial Solutions, Inc. Annual Meeting of Stockholders Wednesday, May 14, 2025 1:30 PM, Central Time Annual meeting to be held live via the Internet - please visit www.proxydocs.com/DFIN for more details and to register to attend. You must pre-register to attend the meeting online and/or participate at www.proxydocs.com/DFIN. For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/DFIN To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before May 2, 2025. Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report on Form 10-K Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting To Be Held On May 14, 2025 For Stockholders of Record as of March 17, 2025 To order paper materials, use one of the following methods. Internet: www.investorelections.com/DFIN Calplease send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material. Have the 12 digit control number located in the box above available when you access the website and follow the instructions. SEE REVERSE FOR FULL AGENDA

Donnelley Financial Solutions, Inc. Annual Meeting of Stockholders DFIN THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3 AND 4 PROPOSAL 1. To elect the nominees identified in this proxy statement for a one-year term as directors. 1ny’s executive compensation. 3. To vote to amend the Company’s Amended and Restated 2016 Performance Incentive Plan. 4. To vote to ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. 5. To conduct any other business if properly raised. THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3 AND 4 Donnelley Financial Solutions, Inc. Annual Meeting of Stockholders